Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                       April 1, 2001 through June 30, 2001

            Affiliated Underwriter: Banc of America Securities, LLC

                                Type of
                                Security*    Date                                    Principal/           Price             % of
                                (1),(2),   Offering   Purchase                         Shares             Paid     % of     Fund
             Issuer             (3),(4)   Commenced     Date      Selling Broker**   Purchased   Price   By Fund   Issue   Assets
----------------------------------------------------------------------------------------------------------------------------------
NATIONS SEPARATE ACCOUNT TRUST

NATIONS SEPARATE ACCOUNT TRUST -
--------------------------------
SMALL COMPANY
-------------
Global Power                       1       05/17/01   05/17/01     CS First Boston       180      20.00   $3,600   0.00%    0.03%
VANS                               1       05/23/01   05/23/01      Merrill Lynch        620     $23.15  $14,353   0.00%    0.14%
Unilab Corporation                 1       06/05/01   06/05/01     CS First Boston       300     $16.00   $4,800   0.00%    0.05%
The Phoenix Companies, Inc         1       06/19/01   06/19/01      Morgan Stanley     2,096     $17.50  $36,680   0.00%    0.36%

NATIONS SEPARATE ACCOUNT TRUST -
--------------------------------
BALANCED ASSETS
---------------
Public Service Electric Group
   Power, 6.875%, 04/15/2006       1       04/09/01   04/09/01      Morgan Stanley    15,000      99.48  $14,922   0.00%    0.19%

NATIONS SEPARATE ACCOUNT TRUST -
--------------------------------
ASSET ALLOCATION
----------------
Boeing Capital, 5.65%, 05/15/2006  1       05/03/01   05/03/01     CS First Boston    15,000      99.82  $14,973   0.00%    0.18%
Worldcom, Inc. , 7.50%, 05/15/2011 1       05/09/01   05/09/01     JP Morgan Chase    15,000      98.90  $14,836   0.00%    0.18%
National Rural Utilities, 6.00%,
   05/15/2006                      1       05/16/01   05/16/01       Lehman Bros      20,000      99.54  $19,908   0.00%    0.23%
Harrahs Operating Co., Inc.,
   7.125%, 06/01/2007              1       06/07/07   06/07/01   Salomon Smith Barney  5,000      99.57   $4,979   0.00%    0.06%
Wellpoint Health Network, 6.375%,
   06/15/2006                      1       06/12/01   06/12/01   Salomon Smith Barney  8,000      99.77   $7,982   0.00%    0.09%

NATIONS SEPARATE ACCOUNT TRUST -
--------------------------------
HIGH YIELD BOND
---------------
Calpine Canada Energy Fiance       1       04/20/01   04/20/01     CS First Boston    60,000      99.77  $59,861   0.00%    0.54%
Triad Hospitals Inc.               3       04/20/01   04/20/01      Merrill Lynch     55,000     100.00  $55,000   0.01%    0.50%
Hilton Hotels                      1       05/08/01   05/08/01     CS First Boston    60,000      98.85  $59,310   0.02%    0.51%
Owens & Manor, Inc.                3       06/22/01   06/22/01       Lehman Bros      60,000     100.00  $60,000   0.03%    0.49%


* The following designations identify whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).